Exhibit 99.01

Keynote Announces Preliminary Fourth Quarter and Fiscal Year 2004 Financial Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--Oct. 25, 2004--Keynote
Systems, Inc. (Nasdaq:KEYN):

    -- Diluted EPS of $0.06 Exceeds First Call Consensus Estimates for the Quarter

    -- Revenue of $12.1 Million up 28% Compared to the Same Quarter Last Fiscal Year

    -- Performance Management Solutions Revenue Up 88% Compared to Same Quarter Last Fiscal Year

    --  Fifth Consecutive Quarter of Increased Revenue and Fifth
        Consecutive Quarter of Profitability

    --  Eleventh Consecutive Quarter of Positive Cash Flow from
        Operations

    --  Fiscal Year 2004 Diluted EPS of $0.22 Compared to EPS of
        ($0.21) Last Fiscal Year

    -- Fiscal Year 2004 Revenue of $42.4 Million Compared to $38.3 Million Last Fiscal Year

    Keynote Systems, Inc. (Nasdaq: KEYN), today announced preliminary financial results for its fourth quarter and fiscal year ended September 30, 2004.
    Revenue for the fourth quarter of fiscal year 2004 was $12.1 million, a 13% increase compared to the preceding quarter and a 28% increase compared to the fourth quarter of fiscal year 2003. Net income for the fourth quarter of fiscal year 2004 was $1.3 million, or $0.06 per diluted share, compared to net income of $1.5 million, or $0.07 per diluted share, for the preceding quarter, and net income of $652,000, or $0.03 per diluted share, for the fourth quarter a year ago. The decrease in net income from the third quarter of fiscal year 2004 was primarily due to non-cash charges of approximately $360,000, or $0.02 per diluted share, associated with the acquisition of Vividence Corporation which was acquired on September 15, 2004.
    Results reported today include the preliminary results of the Vividence business subsequent to the date of acquisition for the period from September 16, 2004 through September 30, 2004. Preliminary results attributable to Vividence include approximately $500,000 of revenue and a net loss of $523,000, including non-cash charges of approximately $241,000 for in-process research and development and $119,000 for the amortization of acquired intangible assets.
    As a result of the Vividence acquisition occurring so close to year-end, the allocation of the purchase price, including determining the fair value of intangible assets acquired, in-process research and development and deferred revenue, and the results of operations for the period from acquisition, are preliminary and based on Keynote's best estimates at this time. Keynote expects to finalize the purchase price allocation, and any related impact of this allocation on the results of Vividence for the two week period ending September 30, 2004, before its Form 10-K is filed.
    Revenue for fiscal year 2004 was $42.4 million, which represented an 11% increase from fiscal year 2003. Net income for fiscal year 2004 was $4.6 million, or $0.22 per diluted share, compared to a net loss for fiscal year 2003 of $4.7 million, or $0.21 per diluted share.
    Keynote generated cash flow from operations for the fourth quarter of fiscal year 2004 of $3.1 million. Cash flow from operations was $3.8 million for the preceding quarter and $2.2 million for the fourth quarter of fiscal 2003. Cash used for purchases of property, equipment, and software totaled $2.3 million for the fourth quarter of fiscal year 2004 compared to $745,000 for the preceding quarter and $910,000 for the fourth quarter of fiscal 2003. The Company generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $740,000 for the fourth quarter of fiscal year 2004 compared to $3.0 million for the preceding quarter and $1.3 million for the fourth quarter of fiscal 2003. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.
    "We are extremely pleased with our quarter and year end results. We enjoyed our fifth sequential quarterly increase in total revenue and fifth consecutive quarter of profitability. We also achieved an important end of year milestone in our corporate history as we completed our first complete year of GAAP profitability," said Umang Gupta, chairman and CEO of Keynote. "All through a very successful period of transformation for Keynote, we have remained true to our core mission to improve the performance of e-business worldwide. The Vividence acquisition, completed in the fourth quarter of fiscal 2004, is our largest acquisition to date and makes us the leader in customer experience management services; when combined with our leading service level management offerings, we believe we have solidified our market position as the JD Power of the Internet."
    As of September 30, 2004, Keynote's total worldwide customer base was over 2,100 companies and over 20,000 individual subscribers. During the fourth quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter. New customers during the quarter included Geico, Eddie Bauer and Discovery Channel Store.
    Keynote currently provides its services to 66% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of September 30, 2004, Keynote measured 8,167 URLs through its Perspective services and 7,528 Internet-connected devices through Red Alert. On average during the fourth quarter of fiscal year 2004, Keynote captured over 40 million Internet performance measurements daily.

    Expectations for the First Quarter of Fiscal Year 2005

    The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the first fiscal quarter ending December 31, 2004:

    -- total revenue will increase to between $13.5 million and $14.0 million;

    -- total expenses will increase by approximately 15% to 17% compared to the fourth quarter of fiscal 2004;

    -- interest income, net will be approximately $700,000, absent any additional transactions, and assuming no material changes in interest rates;

    --  its effective income tax rate will be approximately 6.5%;

    -- diluted weighted average shares outstanding will be approximately 21.4 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote's equity securities;

    --  diluted earnings per share will be between $0.03 to $0.05;

    -- cash flow from operations will be between $2.0 million to $2.5 million; and

    -- capital expenditures will be approximately $1.0 million, absent any acquisition costs or other extraordinary transactions.

    Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today October 25, 2004. The web cast of the call will be available at the Investor section of our web site at www.keynote.com and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #1386661 or by Web cast at the Investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenues, total expenses, and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management services, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of acquired businesses, Keynote's ability to operate acquired businesses and manage related costs successfully, which businesses may be in areas in which Keynote has little experience, Keynote's ability to retain key employees of acquired companies as well as its own key employees, pricing pressure with respect to Keynote's services, competition in Keynote's markets, integration of acquired companies, including its recently-completed acquisition of Vividence, or technologies and costs associated with any future acquisitions, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2003, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq "KEYN"), The Internet Performance Authority(R), is the worldwide leader in Web performance measurement and management services that improve the quality of e-business. Keynote's services enable corporate enterprises to monitor, benchmark, test, diagnose and optimize their e-business systems both inside and outside the firewall. Over 2,100 corporate IT departments and 20,000 individual subscribers rely on the Company's easy-to-use and cost-effective services to increase revenues and reduce downtime costs, without requiring additional complex and costly software implementations.
    Keynote is viewed as The Internet Performance Authority due to the company's global infrastructure currently consisting of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 40 million Internet performance measurements, frequent media citations quoting Keynote's Web performance data and analysis and the company's growing range of market-leading Web performance indices for vertical markets.
    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2004 Keynote Systems, Inc.



                Keynote Systems, Inc. and Subsidiaries
----------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                Three months        Twelve months
                                   ended                 ended
                         Sept 30  June 30 Sept 30    Sept 30  Sept 30
------------------------ -------- ------- -------   -------- --------
                            2004    2004    2003       2004     2003
Revenue:
 Subscription services   $10,162  $9,512  $8,385    $37,148  $34,484
 Consulting and support
  services                 1,985   1,202   1,129      5,255    3,778
                         -------- ------- -------   -------- --------
   Total revenue          12,147  10,714   9,514     42,403   38,262

Expenses:
 Costs of subscription
  services                  1456   1,251   1,619      5,511    8,237
 Costs of consulting and
  support services          1722   1,069     793      4,485    3,710
 Research and
  development               1964   1,829   1,452      7,051    7,431
 Sales and marketing        2975   2,636   2,135     10,598   13,696
 Operations                 1322   1,196   1,262      5,007    6,319
 General and
  administrative            1431   1,206   1,597      5,022    6,315
 Excess occupancy costs      156     164     275        840    1,137
 In-process research and
  development and
  amortization of
  identifiable
  intangible assets
  and stock-based
  compensation               720     420     371      1,874    1,611
                         -------- ------- -------   -------- --------
   Total expenses         11,746   9,771   9,504     40,388   48,456

   Income (Loss) from
    operations               401     943      10      2,015  (10,194)


Interest income and
 other, net                  685     681     642      2,691    5,469
                         -------- ------- -------   -------- --------

   Income (Loss) before
    provision for income
    taxes                  1,086   1,624     652      4,706   (4,725)
                         -------- ------- -------   -------- --------

Provision for income
 taxes                       231    (130)      -        (59)       -
                         -------- ------- -------   -------- --------


   Net income (loss)      $1,317  $1,494    $652     $4,647  $(4,725)
                         ======== ======= =======   ======== ========

Income (Loss) per share:
   Basic                   $0.07   $0.08   $0.03      $0.24   $(0.21)
   Diluted                 $0.06   $0.07   $0.03      $0.22   $(0.21)

Weighted average common shares
 outstanding used:
   Basic                  19,697  19,504  18,750     19,397   22,080
   Diluted                21,267  20,982  19,877     20,886   22,080


                Keynote Systems, Inc. and Subsidiaries
----------------------------------------------------------------------
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (unaudited)

                                                September    September
                                                 30, 2004    30, 2003
----------------------------------------------- ---------   ---------

Assets
Current assets:
 Cash and cash equivalents                       $19,338     $23,242
 Short-term investments                          128,779     136,972
                                                ---------   ---------
    Total cash, cash equivalents
     and short-term
     investments                                 148,117     160,214
 Accounts receivable, net                          6,138       4,349
 Prepaid and other current assets                  2,328       1,506
                                                ---------   ---------
      Total current assets                       156,583     166,069

Property and equipment, net                       34,573      33,928
Goodwill, net                                     24,108         195
Identifiable intangible assets, net                5,958       2,176
                                                ---------   ---------

 Total assets                                   $221,222    $202,368
                                                =========   =========


Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                 $1,692        $654
 Accrued expenses                                  9,831       7,077
 Current portion of capital lease obligation          80           -
 Deferred revenue                                  7,590       4,357
                                                ---------   ---------
 Total current liabilities                        19,193      12,088

 Long term portion of capital lease obligation        35           -

                                                ---------   ---------
 Total liabilities                                19,228      12,088
                                                ---------   ---------

Stockholders' equity:
 Common stock                                         19          19
 Treasury stock                                      (29)        (29)
 Additional paid-in capital                      339,734     331,912
 Accumulated deficit                            (137,409)   (142,056)
 Accumulated other comprehensive income             (321)        434
                                                ---------   ---------

 Total stockholders' equity                      201,994     190,280
                                                ---------   ---------

 Total liabilities and stockholders' equity     $221,222    $202,368
                                                =========   =========


                Keynote Systems, Inc. and Subsidiaries
 ---------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (unaudited)

                                Three months           Twelve months
                                   ended                   ended
                         Sept 30   Jun 30   Sept 30   Sept 30 Sept 30
----------------------------------------------------------------------
                            2004     2004      2003      2004    2003
Cash flows from
 operating activities:
 Net income (loss)        $1,317   $1,494      $652    $4,647 $(4,725)
 Adjustments to reconcile
  net income /
  (loss) to net cash
   provided by
   operating
   activities:
  Depreciation and
   amortization              798      765     1,594     3,576   6,418
  In-process research and
   development               241                          241       -
  Amortization of
   deferred stock-based
   compensation                -        -         1         -      31
  Amortization of
   intangible assets         543      420       370     1,697   1,580
  Amortization of debt
   investment premium        875      635       804     3,647   3,765
  Changes in operating
   assets and
   liabilities, net of
   acquired assets and
    liabilities:
   Accounts receivable,
    net                     (665)     203       (41)     (781)    319
   Prepaids and other
    assets                  (354)     258      (264)      112   1,355
   Accounts payable and
    accrued expenses         695       84      (767)    1,126  (2,076)
   Deferred revenue         (376)     (82)     (185)      956    (627)
                         -------- --------  --------  ----------------
      Net cash provided
       by operating
       activities          3,074    3,777     2,164    15,221   6,040
                         -------- --------  --------  ----------------

Cash flows from
 investing activities:
 Purchase of property,
  equipment and software  (2,334)    (745)     (910)   (4,015) (2,512)
 Proceeds from (Purchase
  of) businesses and
  assets                 (22,085)  (3,099)     (309)  (25,744)   (234)
 Sales / (Purchases) of
  short-term investments,
  net                     21,083   (8,184)    6,366     3,534  74,184
                         -------- --------  --------  ----------------
    Net cash provided by
     (used in) investing
     activities           (3,336) (12,028)    5,147   (26,225) 71,438
                         -------- --------  --------  ----------------

Cash flows from
 financing activities:
 Repayment of Credit
  Facility                  (658)     (65)        -      (723)      -
 Proceeds from issuance
  of common stock          1,554    1,214     1,200     7,823   4,088
 Repurchase of
  outstanding common
  stock                        -        -       (28)        - (79,198)
                         -------- --------  --------  ----------------
    Net cash provided by
     (used in) financing
     activities              896    1,149     1,172     7,100 (75,110)
                         -------- --------  --------  ----------------

Net increase (decrease)
 in cash and cash
 equivalents                 634   (7,102)    8,483    (3,904)  2,368
Cash and cash equivalents
 at beginning of the
 period                   18,704   25,806    14,759    23,242  20,874
                         -------- --------  --------  ----------------

Cash and cash equivalents
 at end of the period (1)$19,338  $18,704   $23,242   $19,338 $23,242
                         ======== ========  ========  ================

(1) Excludes $128.8 million, $150.7 million, and $137.0 million of short-term investments at September 30, 2004, June 30, 2004, and September 30, 2003, respectively.


                Keynote Systems, Inc. and Subsidiaries
                           Revenue Metrics
                            (In thousands)
                             (Unaudited)

                       Three months ended          Twelve months ended
              Dec 31   March 31  June 30  Sept 30        Sept 30
              ------------------------------------ -------------------

------------- ------- ---------- -------- -------- -------------------
    2004        2003    2004      2004       2004         2004
------------- ------- ---------- -------- -------- -------------------
Performance
 Measurement
 Services     $7,053     $6,867   $7,040   $7,199             $28,159
Performance
 Management
 Solutions     2,670      2,952    3,674    4,948              14,244
------------- ------- ---------- -------- -------- -------------------
 Total
  Revenue     $9,723     $9,819  $10,714  $12,147             $42,403
------------- ------- ---------- -------- -------- -------------------

------------- ------- ---------- -------- -------- -------------------
                2002    2003      2003       2003         2003
------------- ------- ---------- -------- -------- -------------------
Performance
 Measurement
 Services     $7,595     $7,237   $7,247   $6,886             $28,965
Performance
 Management
 Solutions     2,163      2,321    2,185    2,628               9,297
------------- ------- ---------- -------- -------- -------------------
 Total
  Revenue     $9,758     $9,558   $9,432   $9,514             $38,262
------------- ------- ---------- -------- -------- -------------------


    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Jack Andrews, 650-403-3431 (Investor Relations) jandrews@keynote.com